EXHIBIT 99.1
P R E S S R E L E A S E

FLEX REPORTS FOURTH QUARTER AND FISCAL 2021 RESULTS

San Jose, Calif., May 5, 2021 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2021.

Fourth Quarter Fiscal Year 2021 Highlights:

•Net Sales: $6.3 billion
•GAAP Income Before Income Taxes: $260 million
•Adjusted Operating Income: $310 million
•GAAP Net Income: $240 million
•Adjusted Net Income: $248 million
•GAAP Earnings Per Share: $0.47
•Adjusted Earnings Per Share: $0.49

Fiscal Year 2021 Results of Operations:

•Net Sales: $24.1 billion
•GAAP Income Before Income Taxes: $714 million
•Adjusted Operating Income: $1.0 billion
•GAAP Net Income: $613 million
•Adjusted Net Income: $795 million
•GAAP Earnings Per Share: $1.21
•Adjusted Earnings Per Share: $1.57

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“We are very pleased with our strong fourth quarter results,” said Revathi Advaithi, Chief Executive Officer for Flex. “Our progress on our multi-year transformation during fiscal 2021 is reflected in our overall solid performance during a very challenging global environment this past year, and I am confident that we will continue our positive momentum in FY22.”

First Quarter Fiscal Year 2022 Guidance

•Revenue: $5.9 billion to $6.3 billion
•GAAP Income Before Income Taxes: $160 million to $200 million
•Adjusted Operating Income: $240 million to $280 million
•GAAP EPS: $0.26 to $0.32 which includes $0.05 for stock-based compensation expense and $0.03 for net intangible amortization
•Adjusted EPS: $0.34 to $0.40

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Fiscal Year 2022 Guidance
•Revenue: $25 billion to $26 billion
•GAAP EPS: $1.30 to $1.45 which includes $0.21 for stock-based compensation expense and $0.09 for net intangible amortization
•Adjusted EPS: $1.60 to $1.75

Webcast and Conference Call

The Flex management team will host a conference call today at 8:00 AM (PT) / 11:00 AM (ET), to review fourth quarter and fiscal 2021 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Silvia Gianelli
Senior Director, Corporate Communications
(408) 797-7130
Silvia.Gianelli@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that we many not achieve our future revenues and earnings; the effects that the current macroeconomic environment could have on our business and demand for our products; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits of the transaction; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain and other issues which adversely affect our operating results; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2020 and our quarterly

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report on Form 10-Q for the fiscal quarter ended December 31, 2020. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2021	March 31, 2020
GAAP:
Net sales	$6,266	$5,484
Cost of sales	5,732	5,103
Restructuring charges	25	15
Gross profit	509	366
Selling, general and administrative expenses	211	201
Intangible amortization	15	15
Restructuring charges	1	2
Interest, net (2)	36	36
Other charges (income), net (2)	(14)	67
Income before income taxes	260	45
Provision for income taxes	20	(3)
Net Income	$240	$48

Earnings per share:
GAAP	$0.47	$0.10
Non-GAAP	$0.49	$0.28

Diluted shares used in computing per share amounts	507	506

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2021	March 31, 2020
GAAP:
Net sales	$24,124	$24,210
Cost of sales	22,349	22,681
Restructuring charges	88	190
Gross profit	1,687	1,339
Selling, general and administrative expenses	817	834
Intangible amortization	62	64
Restructuring charges	13	26
Interest, net (2)	148	174
Other charges (income), net (2)	(67)	82
Income before income taxes	714	159
Provision for income taxes	101	71
Net Income	$613	$88

Earnings per share:
GAAP	$1.21	$0.17
Non-GAAP	$1.57	$1.23

Diluted shares used in computing per share amounts	506	512

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	March 31, 2021	March 31, 2020

GAAP income before income taxes	$260	$45
Intangible amortization	15	15
Stock-based compensation expense	18	18
Customer related asset impairments (recoveries)	(3)	11
Restructuring charges	26	17
Legal and other	(27)	(2)
Interest, net (2)	36	36
Other charges (income), net (2)	(14)	67
Non-GAAP operating income	$310	$207

GAAP provision for (benefit from) income taxes	$20	$(3)
Intangible amortization benefit	2	2
Other tax related adjustments	14	(12)
Tax benefit on restructuring and other	5	41
Non-GAAP provision for income taxes	$40	$27

GAAP net income	$240	$48
Intangible amortization	15	15
Stock-based compensation expense	18	18
Restructuring charges	26	17
Customer related asset impairments (recoveries)	(3)	11
Legal and other	(27)	(2)
Interest and other charges, net	1	66
Adjustments for taxes	(21)	(31)
Non-GAAP net income	$248	$143
Diluted earnings per share:
GAAP	$0.47	$0.10
Non-GAAP	$0.49	$0.28

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Twelve-Month Periods Ended
	March 31, 2021	March 31, 2020

GAAP income before income taxes	$714	$159
Intangible amortization	62	64
Stock-based compensation expense	79	71
Customer related asset impairments (recoveries)	(7)	106
Restructuring charges	101	216
Legal and other	1	26
Interest, net (2)	148	174
Other charges (income), net (2)	(67)	82
Non-GAAP operating income	$1,031	$898

GAAP provision for income taxes	$101	$71
Intangible amortization benefit	8	8
Other tax related adjustments	11	(31)
Tax benefit on restructuring and other	9	56
Non-GAAP provision for income taxes	$129	$105

GAAP net income	$613	$88
Intangible amortization	62	64
Stock-based compensation expense	79	71
Restructuring charges	101	216
Customer related asset impairments (recoveries)	(7)	106
Legal and other	1	26
Interest and other charges (income), net	(27)	93
Adjustments for taxes	(28)	(34)
Non-GAAP net income	$795	$632
Diluted earnings per share:
GAAP	$1.21	$0.17
Non-GAAP	$1.57	$1.23

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of March 31, 2021	As of March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,637	$1,923
Accounts receivable, net of allowance for doubtful accounts	4,106	2,436
Contract assets	135	282
Inventories	3,895	3,785
Other current assets	590	660
Total current assets	11,363	9,086

Property and equipment, net	2,097	2,216
Operating lease right-of-use assets, net	642	605
Goodwill	1,090	1,065
Other intangible assets, net	213	262
Other assets	431	456
Total assets	$15,836	$13,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$268	$149
Accounts payable	5,247	5,108
Accrued payroll	473	364
Other current liabilities	1,846	1,590
Total current liabilities	7,834	7,211

Long-term debt, net of current portion	3,515	2,689
Operating lease liabilities, non-current	562	529
Other liabilities	489	430

Total shareholders' equity	3,436	2,831

Total liabilities and shareholders' equity	$15,836	$13,690

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$613	$88
Depreciation, amortization and other impairment charges (2)	569	626
Changes in working capital and other, net (2)	(1,039)	(2,247)
Net cash provided by (used in) operating activities	144	(1,533)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(351)	(462)
Proceeds from the disposition of property and equipment	85	106
Cash collections of deferred purchase price	—	2,566
Other investing activities, net	64	69
Net cash provided by (used in) investing activities	(202)	2,279

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	2,065	1,070
Repayments of bank borrowings and long-term debt	(1,142)	(1,316)
Payments for repurchases of ordinary shares	(183)	(260)
Other financing activities, net	3	(2)
Net cash provided by (used in) financing activities	743	(508)

Effect of exchange rates on cash	29	(12)
Net increase in cash and cash equivalents	714	226
Cash and cash equivalents, beginning of year	1,923	1,697
Cash and cash equivalents, end of year	$2,637	$1,923

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II and IV

(1) To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore

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excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In addition, it includes write-downs of inventory that will not be recovered due to significant reductions in future customer demand as the Company reduced its exposure to certain high volatility business in the second quarter of fiscal year 2020. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic will be slower than anticipated, the Company has identified certain structural changes to restructuring the business. These restructuring actions will eliminate non-core activities primarily within the Company’s corporate function, align the Company’s cost structure with its reorganizing and optimizing of its operations model along its two reporting segments, and further sharpen its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and twelve-month periods ended March 31, 2021, the Company recognized approximately $26 million and $101 million of restructuring charges respectively, most of which related to employee severance.

During the first half of fiscal year 2020 in connection with geopolitical developments and uncertainties at the time, primarily impacting one customer in China, the Company experienced a reduction in demand for products assembled for that customer. As a result, the Company accelerated its strategic decision to reduce its exposure to certain high-volatility products in both China and India. The Company also initiated targeted activities to restructure its business to further reduce and streamline its cost structure. During fiscal year 2020, the Company recognized $216 million of restructuring charges. The Company incurred cash charges of approximately $159 million, that were predominantly for employee severance, in addition to non-cash charges of $57 million, primarily related to asset impairments.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis. Legal and other costs include 1) certain loss contingencies where losses are considered probable and estimable accrued in the first quarter of fiscal year 2021, 2) the gain on the sale of real estate in the fourth quarter of fiscal 2021 exited as a result of the disengagement of a certain customer in fiscal year 2020, 3) certain direct and incremental costs associated with the disengagement of a certain customer in the second, third, and fourth quarters of fiscal year 2020, and 4) certain gains resulting from the recognition of prior year expenses paid to the government now considered probable of recovery and reasonably estimable due to a favorable tax ruling received in fiscal year 2020. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

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Interest and other charges (income), net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

In fiscal year 2020, the Company incurred debt extinguishment costs of $7.2 million, related to full repayments of the Notes due February 2020 and Term Loan due November 2021.

During fiscal year 2020, and in connection with the Company’s ongoing assessment of its investment portfolio strategy, the Company concluded that the carrying amounts of certain non-core investments were other than temporarily impaired and recognized a $97.7 million total impairment, of which $74.8 million was recorded in the fourth quarter. The impairments in the fourth quarter of fiscal year 2020 were primarily related to Elementum and certain other non-core investments, reflecting recent market valuation changes, in addition to capturing additional risks due to the economic challenges in light of COVID-19. This was offset by a $10.9 million realized gain from a distribution by one of our non-core investments in the fourth quarter of fiscal year 2020.

In fiscal year 2021, the Company recognized realized gains of approximately $45 million from distribution by one of our non-core investment funds. This was offset by a $35 million impairment charge, related to a certain investment as a result of the Company’s ongoing assessment of recoverability of its investment portfolio and conclusion that the carrying amount of its investment was other than temporarily impaired.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies, valuation allowance releases or other non-recurring tax charges, when applicable.

(2) Certain prior period presentations were reclassified to ensure comparability with the current period presentation. The prior year amounts related to interest expense (income), net are now presented separately under Interest, net and the remaining balances under interest and other, net have been reclassified to other charges (income), net within the unaudited condensed consolidated statements of operations. In addition, amortization of Right-of-Use ("ROU") assets for operating leases is included in changes in working capital and other, net for all periods presented.